CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Aristotle Funds Series Trust and to the use of our report dated May 30, 2024 on the financial statements and financial highlights of the Aristotle Core Equity Fund, Aristotle Core Income Fund, Aristotle ESG Core Bond Fund, Aristotle Floating Rate Income Fund, Aristotle Growth Equity Fund, Aristotle High Yield Bond Fund, Aristotle International Equity Fund, Aristotle Portfolio Optimization Aggressive Growth Fund, Aristotle Portfolio Optimization Conservative Fund, Aristotle Portfolio Optimization Growth Fund, Aristotle Portfolio Optimization Moderate Conservative Fund, Aristotle Portfolio Optimization Moderate Fund, Aristotle Short Duration Income Fund, Aristotle Small Cap Equity Fund, Aristotle Small/Mid Cap Equity Fund, Aristotle Strategic Income Fund, Aristotle Ultra Short Income Fund, Aristotle Value Equity Fund, and Aristotle/Saul Global Equity Fund, each a series of Aristotle Funds Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders which are also incorporated by reference into the Statement of Additional Information.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 25, 2024